EXHIBIT 10.1

OPERATING AGREEMENT

OF

GMDOC, LLC

THIS OPERATING AGREEMENT of GMDOC, LLC, (the “Company”), a Kansas limited liability company, is entered into effective as of the Effective Time, by and among the Company and all of its Members.

ARTICLE 1

FORMATION OF THE COMPANY

1.1 Formation. The Company was formed upon the filing of the Articles of Organization. In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties hereto agree that the rights and obligations of the parties and the administration and termination of the Company shall be governed by this Agreement, the Articles of Organization and the Act.

1.2 Name. The name of the Company is GMDOC, LLC. The Company may operate under that name or any variation, or any other name or names deemed advisable by the Managers.

1.3 Registered Office and Resident Agent. The Company’s registered office and resident agent is as set forth in the Articles of Organization.

1.4 Principal Place of Business. The principal place of business of the Company shall initially be at 1700 Waterfront Street, #600, Wichita, Kansas, 67206, and thereafter shall be at such place or places as the Managers shall from time to time deem necessary or advisable.

1.5 Purposes and Powers.

(a) The purpose of the Company it to own certain oil and gas interests in Kansas, and to engage in any other activity, and do all things necessary, convenient or incident to carrying out such purpose.

(b) The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act.

1.6 Term. The Company shall continue in perpetual existence from the date of its formation, unless the Company is earlier dissolved and its affairs wound up in accordance with the provisions of this Agreement or the Act.

1.7 Nature of Members’ Interests. The interests of the Members in the Company shall be personal property for all purposes. Legal title to all Company Property shall be held in the name of the Company, and no Member shall have any right to any Property of the Company except as provided for herein.

1.8 Waiver of Rights of Partition. Each Member, on behalf of itself, its heirs, successors, representatives and assigns, hereby waives the right to partition the Company and any Property owned by the Company.

1.9 No State Law Partnership. The Company shall not be a partnership (including, without limitation, a limited partnership, joint venture, or mining partnership) for any purpose other than for federal and state tax purposes. No Member shall be a partner, joint venturer, or mining partner of any other Member by virtue of this Agreement, and neither this Agreement nor any other agreement entered into by the Company or any Member shall be construed to suggest otherwise.

1.9 Operation as a Single-Member LLC. If for any reason, including, without limitation, due to one or more Transfers, events or otherwise, all of the Units of the Company become beneficially owned by one Member, the Company may, in the discretion of the sole Member, continue in existence as a single member limited liability company under the Act until dissolved by said Member.

ARTICLE 2

DEFINITIONS

2.1 Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a) “Act” means the Kansas revised limited liability company act, as the same may be amended from time to time.

(b) “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts to which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6) of the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

(c) “Affiliate” of a specified Person means (i) any Person directly or indirectly controlling, controlled by or under common control with the specified Person; (ii) any officer, director, member, or partner of the specified Person; or (iii) any entity if the specified Person is an officer, director, member, partner, or employee, of the entity.

(d) “Agreement” means this Operating Agreement, as amended from time to time.

(e) “Annual Business Plan” means a development plan and budget report for the next fiscal year to be prepared by Managers and presented to the Members by November 30 of each preceding fiscal year.

(f) “Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of Kansas on February 25, 2022, as amended or restated from time to time.

(g) “Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with Section 3.2 of this Agreement.

(h) “Capital Contribution” means all contributions of cash, property or rights (valued for this purpose at initial Gross Asset Value) made by a Member or its predecessor in interest, and may include the proceeds of any financing obtained by a Member to acquire one or more Units.

(i) “Capital Transaction” means any transactions undertaken by the Company or by any entity in which the Company owns an interest, which, were it to generate proceeds, would produce Company Sales Proceeds or Company Refinancing Proceeds.

(j) “Code” means the Internal Revenue Code, as amended from time to time (and any corresponding provisions of succeeding law).

(k) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

(l) “Distribution” means any money or other Property distributed to a Member with respect to the Member’s Membership Interest, but shall not include any payment to a Member for materials or services rendered nor any reimbursement to a Member for expenses permitted in accordance with this Agreement.

(m) “Encumbrance” means any lien, mortgage, pledge, negative pledge, encumbrance, collateral assignment or hypothecation.

(n) “Effective Time” means the File date and File time indicated on the Limited Liability Company Articles of Organization filed with the Secretary of State of Kansas.

(o) “Fiscal Quarter” means a three-month period, four periods of which running consecutively comprise the entirety of a Fiscal Year.

(p) “Fiscal Year” means an annual accounting period of each year during the term of the Company as specified by the Managers.

(q) “Gains from Capital Transactions” means the gains realized by the Company as a result of or upon any sale, exchange, condemnation or other disposition of capital assets of the Company or any entity in which the Company shall own an interest (which assets shall include Code Section 1231 assets and all real and personal property) or as a result of or upon damage to or destruction of such capital assets.

(r) “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Managers; provided that, if the contributing Member and the Managers cannot agree on the fair market value of a contributed asset, such determination shall be made by appraisal;

(ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional interest in the Company (other than upon the initial formation of the Company) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the Distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managers; provided that, if the distributee and the Managers cannot agree on the determination of the fair market value of the distributed asset, such determination shall be made by appraisal; and

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(m) and subsection (vi) under “Profits and Losses” as defined hereunder and 10.11 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent the Managers determine that an adjustment pursuant to subsection (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (ii), (iii), or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Gains from Capital Transactions or Losses.

(s) “Majority in Interest” means any Member or Members holding an aggregate of more than fifty percent (50%) of the Percentage Interests held by all Members. Whenever this Agreement provides that a Majority in Interest is to be determined by excluding a Member(s) or is to be determined out of only certain Members, then Majority in Interest means any Member or group of Members holding an aggregate of more than fifty percent (50%) of the Percentage Interests held by all Members other than the excluded Member or Members.

(t) “Manager” means each Person so designated as a Manager of the Company pursuant to Section 5.1 of this Agreement. “Managers” refers to such Persons as a group.

(u) “Member” means each Person designated as a Member of the Company, as set forth on Schedule 1 attached hereto, or any other Person admitted as a Member of the Company in accordance with this Agreement or the Act. “Members” refers to such Persons as a group.

(v) “Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

(w) “Member Nonrecourse Debt” has the same meaning as either “partner nonrecourse debt” or “partner nonrecourse liability” as defined in Treasury Regulations Section 1.704-2(b)(4), and means any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Company for which any Member bears the “economic risk of loss,” within the meaning of Treasury Regulations Section 1.752-2.

(x) “Member Nonrecourse Deductions” has the same meaning as “partner nonrecourse deductions” as described in Treasury Regulations Section 1.704-2(i). The amount of Member Nonrecourse Deductions with respect to Member Nonrecourse Debt for any Fiscal Year equals the excess, if any, of (a) the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during Fiscal Year, over (b) the aggregate amount of any Distributions during that Fiscal Year to the Member that bears the economic risk of loss of such Member Nonrecourse Debt to the extent such Distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

(y) “Membership Interest” or “Interest” means all of a Member’s rights in the Company, including without limitation, the Member’s share of the Profits and Losses of the Company, the right to receive Distributions of the Company’s assets (including such Member’s Capital Account and all incidents thereto under this Agreement), any right to vote and any right to participate in the management of the Company as provided in the Act and this Agreement.

(z) “Minimum Gain” has the same meaning as “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(d).

(aa) “Nonrecourse Deductions” means “nonrecourse deductions” as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Fiscal Year equals the excess, if any, of (a) the net increase, if any, in the amount of Minimum Gain during such Fiscal Year, over (b) the aggregate amount of any Distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

(bb) “Nonrecourse Liability” has the same meaning as set forth in Treasury Regulations Section 1.704-2(b)(3), and means any Company liability (or portion thereof) for which no Member bears the “economic risk of loss,” within the meaning of Treasury Regulations Section 1.752-2.

(cc) “Percentage Interest” means, with respect to each Member, the number of Units owned, in whole or in fraction, by such Member divided by the total number of issued and outstanding Units. The initial Percentage Interests of the Members are set forth on Schedule 1.

(dd) “Person” means an individual, a trust, an estate, a domestic or foreign corporation, partnership, limited partnership, limited liability company, or an unincorporated association or other entity.

(ee) “Profits” and “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such year or period (excluding Gains from Capital Transactions), determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this subsection (excluding Gains from Capital Transactions) shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this subsection shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purpose of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with this agreement;

(vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

(vii) Notwithstanding any other provision of this subsection, any items which are specially allocated pursuant to Sections 4.3 and 4.4 shall not be taken into account in computing Profits and Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 shall be determined by applying rules analogous to those set forth in subsections (i) through (vi) above.

(ff) “Property” means (i) any and all assets and property acquired by the Company, whether real or personal, or mixed (including, without limitation, intangible property, possessory and non-possessory interests in property, working interests, and wells, pipeline and appurtenant equipment), and (ii) any and all of the improvements constructed on any real property.

(gg) “Refinancing Proceeds” means (i) the cash realized from the financing or refinancing of all or any portion of the Property or other Company assets, less the retirement of any related loans secured by the Property (e.g., a mortgage) or other Company assets, or any interest therein, and the payment of all expenses relating to the transaction and a reasonable reserve for future expenditures as provided herein and (ii) the Company’s allocable portion of cash realized by an entity in which the Company owns an interest from such entity financing or refinancing all or any portion of such entity’s assets, less the retirement of any related loans secured by the Property or other Company assets, or any interest therein, and the payment of all expenses relating to such transaction and a reasonable reserve for future expenditures as provided herein.

(hh) “Regulations” means the regulations promulgated by the United States Department of the Treasury under the Code (or under any applicable successor thereto).

(ii) “Sales Proceeds” means (i) the cash realized from the sale, exchange, condemnation, casualty or other disposition of all or any portion of the Property or other Company assets, less the retirement of any related loans secured by the Property (e.g., a mortgage) or other Company assets, or any interest therein, and the payment of all expenses relating to the transaction and a reasonable reserve for future expenditures as provided herein and (ii) the Company’s allocable portion of cash realized by an entity in which the Company owns an interest from the sale, exchange, condemnation, casualty or other disposition of all or any portion of such entity’s assets, less the retirement of any related loans secured by the Property or other Company assets, or any interest therein, and the payment of all expenses relating to such transaction and a reasonable reserve for future expenditures as provided for herein.

(jj) “Super-Majority in Interest” means any Member or Members holding an aggregate of more than eighty percent (80%) of the Percentage Interests held by all Members. Whenever this Agreement provides that a Super-Majority in Interest is to be determined by excluding a Member(s) or is to be determined out of only certain Members, then Super-Majority in Interest means any Member or group of Members holding an aggregate of more than eighty percent (80%) of the Percentage Interests held by all Members other than the excluded Member or Members.

(kk) “Transfer” means the sale, conveyance, pledge, hypothecation or transfer by any other means a Unit or Membership Interest in the Company. “Transferor” refers to the Member effecting the Transfer. “Transferee” means the Person to whom the Transfer is intended.

(ll) “Unit” or “Units” means the increments of Membership Interest offered, issued, or authorized under the provisions of this Agreement.

ARTICLE 3

CAPITALIZATION

3.1 Membership Units. There shall initially be twenty-eight (28) authorized Units in the Company, which Units shall be issued to the Members as reflected on Schedule 1, and outstanding. Ownership of a fraction of a Unit shall be permitted. Each Member shall be entitled to vote its Percentage Interest. The Managers, in their discretion, may from time to time authorize additional Units in the Company.

3.2 Member Capital Accounts. An individual Capital Account shall be maintained by the Company for each Member. Such Capital Account shall be maintained in accordance with the provisions of Regulation § 1.704-1(b)(2)(iv). In accordance with Code § 704(c) and the Regulations, income, gain, loss, and deduction (under the provisions of Article 4) with respect to any property contributed to the capital of the Company (and, in the event the value of any Company asset is adjusted to its gross fair market value, subsequent allocations of income, gain, loss, and deduction with respect to such asset) shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value as reflected on the books of the Company. It is the intention of the Members by this provision to comply with the provisions of Code § 704(c), and all computations for income tax purposes with respect to such contributed property shall be made in accordance with the Regulations. Provisions concerning Capital Accounts and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with applicable Regulations and shall be interpreted and applied in a manner consistent with such Regulations. The Members shall make such adjustments as are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet as computed for book purposes, in accordance with applicable Regulations, and shall make such other appropriate modifications in the event unanticipated events might cause this Agreement not to comply with applicable Regulations.

3.3 Initial Capital Contributions. The initial Units will be issued to: (1) the Persons listed as Members on the attached Schedule 1 who shall deliver the assigned corresponding initial Capital Contribution as described and set forth on Schedule 1.

3.4 Company Capital. Except as otherwise expressly provided in this Agreement (i) no Member shall be entitled to withdraw, receive any return of, or reduce such Member’s Capital Contribution or Capital Account or to receive any distributions from the Company, (ii) no Member shall be entitled to demand or receive Property or any asset other than cash in return for such Member’s Capital Contribution or as part of any distribution, (iii) no Member shall be entitled to receive or be credited with any interest on any Capital Contribution or the balance in such Member’s Capital Account at any time, and (iv) no Member shall have any priority over any other Member as to the return of the Capital Contribution of such Member or the balance in such Member’s Capital Account.

3.5 Additional Capital Contributions. No Member shall be required to make any Capital Contribution to the Company beyond their initial contribution as described in Section 3.3. The Managers, in their sole discretion, may do one or more of the following:

(a) Issue additional Units for sale to existing Members to raise additional capital for the Company;

(b) Issue additional Units for sale to new members to raise additional capital for the Company, and admit said new members to the Company on such terms as the Manager may determine. Existing Members shall have no preemptive rights to acquire additional Units if the sale of additional Units to new members are authorized; and

(c) Authorize additional Units to issue in connection with the capital raising activities described in Sections 3.5(a) and 3.5(b).

If additional Units are issued to any new or existing Member, then each Member’s Percentage Interest may or may not be diluted in accordance with the number of additional Units issued and the proportions to which said additional Units are issued to each new or existing Member. The Percentage Interest of any Member who does not participate in the issuance of new Units will be reduced on the same basis, and if additional Units are issued to new Member(s), then each existing Member’s Percentage Interest will be reduced on the same basis. The Managers shall, following the issuance of any additional Units, prepare an updated schedule of Members that tabulates the number Units issued to each Member, each Member’s respective contributions to the Company and current Percentage Interest, and the value of each Member’s Capital Account.

3.6 Member Loans. Any Member may (but shall not be obligated to) make a loan to the Company in such amounts, at such times, and on such terms and conditions as may be approved as provided for herein. Loans by any Member to the Company shall not be considered as contributions to the capital of the Company.

ARTICLE 4

MEMBER ALLOCATIONS AND DISTRIBUTIONS

4.1 Non-Liquidation Distributions. Cash, which the Managers determine is available for distribution to the Members, shall be distributed on a quarterly basis, provided, that the Managers may retain a reasonable reserve of cash for anticipated operating and capital expenditures of the Company.

Except for liquidating distributions, which shall be made in accordance with Section 9.4, all amounts distributed shall be distributed to the Members in accordance with their Percentage Interests as of the time of such distribution. All distributions to the Members shall be made in cash, and no Member shall have the right to receive distributions of Property other than cash either during the term of the Company or upon its dissolution. No Member may be compelled to accept a distribution of any Property other than cash from the Company except to the extent all Members receive undivided ownership interests therein that are in proportion to their respective Percentage Interests.

4.2 Allocation of Income and Loss. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, income, gain, loss, deduction, and credits for each taxable year shall be allocated among the Members in accordance with their respective Percentage Interests. To the extent there is a change in the respective Percentage Interests of the Members during the year, income, gain, loss, deduction, and credits shall be allocated among the pre-adjustment and post-adjustment periods as provided in the Code and the Regulations.

4.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Company minimum gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company minimum gain, determined in accordance with Regulation ‘ 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations §§ 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Regulation ‘ 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Regulation § 1.704-2(i)(4), notwithstanding any other provision of this Article 4, if there is a net decrease in Member Nonrecourse Debt minimum gain attributable to a Member nonrecourse debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member nonrecourse debt, determined in accordance with Regulation § 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations § 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations §§ 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.3(b) is intended to comply with the Minimum Gain chargeback requirement in Regulation § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member receives any adjustment, allocation, or distribution described in Regulations §§ 1.704-1(b)(2)(ii)(d)(4) through 1.704-1(b)(2)(ii)(d)(6), which causes or increases a deficit in such Member’s Capital Account as of the end of the tax year to which the adjustment, allocation or distribution relates, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Capital Account deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made if and only to the extent that such Member would have a Capital Account deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement. This Section 4.3(c) is intended to comply with the qualified income offset requirement in Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) Nonrecourse Deductions. Nonrecourse deductions for any Fiscal Year shall be specially allocated to the Members in accordance with their respective Percentage Interests.

(e) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulation § 1.704-2(i).

(f)  Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code § 734(b) or Code § 743(b) is required, pursuant to Regulation § 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

4.4 Curative Allocations. The allocations set forth in Section 4.3 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent reasonably possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, and deduction pursuant to this Section 4.4. Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations in whatever manner the Managers determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent reasonably possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items had been allocated pursuant to Section 4.2. In exercising the discretion under this Section 4.4, the Managers shall take into account future Regulatory Allocations under Sections 4.3(a) and 4.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.3(d) and 4.3(e). Any determination made pursuant to this Section 4.4 shall be by the Managers.

4.5 Section 704(c). Under Regulations prescribed pursuant to § 704(c), income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be shared among Members so as to take account of the variation between the basis of the property to the Company and its fair market value at the time of contribution. Any items allocated under this Section 4.5 shall not be debited or credited to Capital Accounts to the extent that such item is already taken into account (upon formation or otherwise) in determining a Member’s Capital Account.

4.6 Miscellaneous Allocation Rules. If and to the extent that any Member is deemed to recognize income as a result of §§ 482, 483, 1272 through 1274, or 7872 of the Code, or any similar provision now or hereafter in effect, any corresponding resulting loss or deduction of the Company shall be allocated to the Member who is charged with the income under such section of the Code.

4.7 Tax Credits. All tax credits for federal or state income tax purposes shall be allocated among the Members in the same manner as income.

4.8 Decision by Managers. Any elections or other decisions relating to distributions and allocations under this Article 4 shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement.

4.9 Partnership Representative. For any year for which Company qualifies to opt out of the centralized partnership audit regime under § 6221 of the Code, the Company shall do so on its yearly tax return. For any year for which it is not eligible to opt out under § 6221, the remaining provisions of this section shall apply.

The Members hereby appoint Michael J. Reilly as the partnership representative of the Company pursuant to § 6223(a) of the Code (the “Partnership Representative”). The relationship of the Partnership Representative to the Members shall be that of a fiduciary, and the Partnership Representative shall have a fiduciary obligation to perform his duties in such manner as will serve the best interests of the Members. The Partnership Representative shall receive no fees or compensation for its services in such capacity but shall be reimbursed by the Company for all reasonable costs and expenses incurred by him in discharging his duties and responsibilities as Partnership Representative.

The Partnership Representative shall provide prompt notice to the Members of any inquiry or other communication received from the IRS regarding the tax treatment of the Company or Members, of the commencement of an IRS audit, options concerning certain elections available under the Code, confirmation certain elections have been made, when any assessment has been made by the IRS, when any and all meetings with the IRS shall occur, and information on options available to appeal the assessment. In the event an IRS assessment is made affecting the Members or the Company, the Members each hereby agree to file an amended return under § 6225 of the Code to reflect the tax as it should have been for the year that is being audited. Each Member acknowledges that, notwithstanding the transfer or liquidation of all or any portion of its Interest in the Company, it may remain liable for taxes with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such transfer or liquidation. The obligations of each Member or Former Member under this Section shall survive the transfer or redemption by such Member of its Interest and the termination of this Agreement or the dissolution of the Company.

To the extent that a portion of the taxes imposed under § 6225 relates to a former Member, the former Member shall indemnify the Company for its allocable portion of such tax (including any penalties, additions to tax, additional amounts, and interest). Each Member acknowledges that, notwithstanding the transfer or liquidation of all or any portion of its Interest in the Company, it may remain liable for taxes with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such transfer or liquidation.

The Partnership Representative shall not, without consent of the Managers and a Majority in Interest, do any or all of the following: (a) engage attorneys, accountants, experts or other personnel; (b) send written correspondence to the IRS or file or authorizing filing on the Company’s behalf with any court without prior notice of and a reasonable opportunity to review and comment upon any such document; (c) make a Push-Out Election under § 6226 of the Code; (d) file an administrative adjustment request under § 6227 of the Code; (e) enter into a settlement with the IRS; or (f) extend the statute of limitations with the IRS. The Partnership Representative must also consult regularly with the Managers concerning audit and litigation strategy.

In the event of death, disability, or resignation of Michael J. Reilly as Partnership Representative, William Darrah shall serve as successor Partnership Representative. In the event of death, disability, or resignation of William Darrah as Partnership Representative, a successor Partnership Representative shall be selected by the Managers.

ARTICLE 5

MANAGERS

5.1 General Powers of Managers. The Members hereby delegate management of the business and affairs of the Company to the discretion of the Managers, except as otherwise provided in this Agreement or the Act. The Company shall have two Managers, and the initial Managers shall be: (1) Darrah Oil Company, LLC and (2) Grand Mesa Operating Company. Except as otherwise provided by this Agreement or the Act, each Manager, acting alone, shall have full and complete authority, power and discretion to manage and control the ordinary affairs and business of the Company, to make all decisions regarding those matters and to perform any and all other acts customary or incident to the management of the Company’s business. Each Manager shall use reasonable efforts to carry out the business of the Company as set forth herein.

The Managers shall serve in such capacity until the earlier to occur of (i) such Person’s resignation in accordance of Section 5.6; of (ii) such Person’s removal in accordance with Section 5.5.

5.2 Powers Requiring Consent from Both Managers. The following actions and/or omissions shall require the consent of both Managers; provided, however, that any expenditure reasonably anticipated to be less than twenty-five thousand dollars ($25,000) shall not require the consent of both Managers. In the event the Managers cannot agree as to whether such action and/or omission should be taken, then the matter shall be presented to the Members and may only be taken if approved by a Majority in Interest.

(a) Appoint subordinate officers of the Company from time to time, and delegate any authority delegated to the Managers under the Agreement to such officer;

(b) Establish reserves to cover operating deficits, anticipated operating and capital expenditures, and other future needs of the Company, and to expend the capital and revenues of the Company;

(c) Cause the Company to borrow funds for the needs of the Company, including borrowing funds from Members, on such terms and conditions as the Managers deem appropriate under the circumstances, and to mortgage, pledge, encumber or grant a security interest in any or all of the Property of the Company in connection therewith;

(d) Distribute available cash to Members;

(e) Authorize additional Units and to issue authorized Units to raise capital through the sale Units to existing Members and/or new members, and admit those new members;

(f) Enter into any agreement or contract, and authorize any activity or omission related to the stated purpose of Company, including to sign such further instruments incident to the ownership of any Property of Company, including farmin/farmout agreements, joint operating agreements, crude oil and gas purchase or sale contracts, and to sign division and transfer orders, and any curative title instruments, including declarations, affidavits, stipulations, cross-conveyances of interests;

(g) Enter into contracts and other agreements to purchase, own and sell, in whole or in part, any working interest, overriding royalty, mineral or royalty interest related to the Property;

(i) Provide the Members with such information and documents as the Members may reasonably request, including, without limitation, such information and documents as necessary or convenient to comply with any applicable law or any federal, state, or local governmental regulatory requirements;

(j) From time to time, make themselves and cause their respective representatives to be available for consultation with the Members; and

(k) Exercise Company rights of first refusal, options and preferential rights of first purchase, including as described herein.

For the avoidance of doubt, the Managers shall be entitled to reimbursement of all of the expenses it incurs in managing the Property of the Company, including the payment of taxes, recording fees, postage and courier fees, and any and all legal fees and costs associated with owning or perfecting ownership of the Property of the Company, including the investigation of assets for acquisition, acquiring and divesting assets, and with issuing Units, whether they are the initial Units authorized hereunder and Units authorized and issued in the future.

5.3 Reporting to Members. Upon the written request of any Member, the Managers shall: (i) provide such information and documents as the Members may reasonably request, including, without limitation, such information and documents as necessary or convenient to comply with any applicable law or any federal, state, or local governmental regulatory requirements, and (ii) make themselves and cause their respective representatives to be available for consultation with the Members. Additionally, the Managers shall prepare and provide the following information and reports to the Members periodically, and not less often than as described below:

(a) Annual Business Plan in the form and containing the content as reasonably requested by the Members;

(b) Not later than the last day of February, an annual report containing a balance sheet as of the end of the preceding Fiscal Year, statements of income, Members’ equity, changes in financial position and cash flow; and

(c) As soon as practicable after the end of each Fiscal Year, all necessary tax information for the preceding Fiscal Year.

5.4 Limitations on Power and Authority of Managers. In addition to the limitations set forth above, without the consent of the Members holding a Super-Majority in Interest, the Managers shall not:

(a) Change the business of the Company, as it is described in this Agreement;

(b) Engage in transactions that could result in the termination or reorganization of the Company or a partial or total dissolution of all Members’ interests in the Company;

(c) Merge or consolidate with another entity, or sell all or substantially all of the Property of the Company;

(d) Borrow money on behalf of the Company outside the ordinary course of business, or grant any lien, mortgage or other encumbrance in the Assets of the Company (except as described in Schedule 1); or

(e) Amend this Operating Agreement.

5.5 Removal of the Managers. A Manager may be removed from office only by a vote of a Super-Majority in Interest of the Members for self-dealing or other willful misconduct.

5.6 Resignation. A Manager may resign at any time by giving written notice to the Members. A Manager shall be deemed to have resigned if the Manager terminates its legal existence, becomes insolvent, bankrupt or is placed in receivership. The resignation of the Manager shall take effect at 7:00 o’clock a.m. on the first day of the calendar month following the expiration of thirty (30) days after the giving of notice of resignation by Manager or the Manager is deemed to have resigned, unless a successor Manager has been selected and assumes the duties of Manager at an earlier time; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member.

5.7 Successor Manager. If a Manager is removed pursuant to Section 5.5, or resigns or is deemed to resign pursuant to Section 5.6, a successor manager shall be appointed by the other Manager. If there is no other Manager, then the successor Manager shall be determined by a Majority in Interest of Members.

5.8 Consent to Joint Operating Agreement. The Members hereby authorize the Managers to enter into that certain Operating Agreement, Castelli Acquisition (“JOA”), a copy of which is attached hereto as Exhibit A, and hereby ratify, approve and consent to the JOA.

5.9  Insurance. The Managers shall cause the Company to obtain and maintain insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as the Managers determine. Any changes (including changes as to form and limits) to the Company’s insurance coverage (including by reason of a change in the Company’s risk profile) shall be reviewed and agreed to in writing by the Managers.

ARTICLE 6

RIGHTS AND OBLIGATIONS OF MEMBERS

6.1 Eligibility Requirements of Members. Except as otherwise provided within this Agreement, no Person shall be admitted as a Member unless approved by the Managers.

6.2 Names and Addresses of Members. The names, addresses, and Percentage Interests of the Members are as reflected in Schedule 1, attached hereto and made a part hereof, which Schedule shall be amended as of the effectiveness of any permitted transfer or subsequent issuance or redemption of any Units.

6.3 No Management by Members. The Members in their capacity as Members shall not take part in the management or control of the business, nor transact any business for the Company, nor shall they have power to sign for or to bind the Company, unless otherwise expressly authorized under the Agreement or by action of the Company.

6.4 Meetings of Members. Meetings of the Members may be called at any time by the Managers.

6.5 Notice of Meetings. At least ten (10) and no more than fifty (50) days prior to any annual or special meeting of Members, the Company shall notify Members of the date, time and place of the meeting and, in the case of a special or substitute annual meeting, shall briefly describe the purpose or purposes of the meeting. If a meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage prepaid, correctly addressed to the Members’ addresses shown in the Company’s current record of Members.

6.6 Quorum. Members owning a Super-Majority in Interest and represented in person or by proxy at a meeting of Members shall constitute a quorum. Once the Percentage Interests of a Member are represented for any purpose at a meeting, such Percentage Interests are deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. In the absence of a quorum at the opening of any meeting of Members, such meeting may be adjourned from time to time by a vote of Members holding a majority of the Percentage Interests represented at the meeting to adjourn.

6.7 Members’ List. After a record date is fixed for a meeting, the Manager shall prepare an alphabetical list of the names of all Members who are entitled to notice of the Members’ meeting. Such list shall show the address and Percentage Interests of each Member. The Members’ list shall be made available for inspection by any Member beginning five (5) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Company’s principal office. The Company shall make the Members’ list available at the meeting, and any Member or its agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

6.8 Voting of Members. Except with respect to actions for which a greater vote or approval is otherwise specifically required elsewhere in this Agreement or the Act, action by the Members shall be made by action of a Majority in Interest of the Members represented at the meeting. Voting on all matters shall be by voice vote or by a show of hands, unless the holders of one-tenth of the Percentage Interests represented at the meeting shall demand a ballot vote on a particular matter. Each Member shall be entitled to vote its Percentage Interest and may not bifurcate the vote of its Percentage Interest.

6.9 Action Without Meeting. Any action which the Members could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed, before or after such action, by Members holding in the aggregate Percentage Interests at least equal to the vote required to approve the action. The consent shall be delivered to the Company for inclusion in the minutes for filing with the Company’s records. Any action approved by written consent shall be deemed effective following the issuance of written notice to the Members of the Company who or which have not signed the consent.

6.10  Limited Liability. The Members shall not be required to make any contribution to the capital of the Company except as otherwise provided in this Agreement, nor shall the Members be bound by, or liable for, any expense, liability or obligation of the Company except to the extent of: (i) their Capital Contribution, (ii) their proportionate share of the undistributed profits of the Company, and (iii) the amount of certain Distributions received from the Company as provided by the Act. The Members shall be under no obligation to restore a deficit Capital Account upon the dissolution of the Company or the liquidation of any of their Units.

6.11  Voting Rights of a Member. A Member shall cease to have any power as a Member or any voting rights or rights of approval hereunder upon bankruptcy, insolvency, dissolution, assignment for the benefit of creditors, death or legal incompetence, or assignment or transfer by divorce decree, and the Member, its personal representative, guardian, conservator, assignee or successor upon the occurrence of any such event shall have only the rights, powers and privileges of a transferee enumerated in Article 8, and shall be liable for all obligations of the Member under this Agreement. In no event, shall a personal representative guardian, conservator, assignee or successor become a substitute Member unless the requirements of Article 8 are satisfied.

6.12  Books and Records. The Company shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Company. Any Member or its designated representative shall have the right, at any reasonable time and at such Member’s own expense to have access to and inspect and copy the contents of such books or records. Provided, no Member shall have any rights under this provision when it is in default or breach of this Agreement.

6.13  Informational Rights of a Member. Upon request, the Manager shall supply to the Member any information requested regarding the Company or its activities at the cost and expense of the requesting Member. At a time during ordinary business hours mutually agreed upon by the Managers and Member, a Member and its authorized agents and representatives shall have reasonable access to all records of the Company, including, but not limited to agreements, contracts, leases, records of operations conducted, area maps, insurance policies and other materials in the Company’s offices regarding the Company or its activities and, at the sole risk of the Member, to the drill site of each Company well. Provided, no Member shall have any rights under this provision when it is in default or breach of this Agreement.

6.14  Other Business and Activities; Conflicts of Interest. Each Member and that Member’s Affiliates may engage, invest in or possess an interest in other business ventures, investments, or transactions of any kind, nature or description, independently or with others, notwithstanding that such ventures, investments or transactions are directly or indirectly competitive with the Company. The fact that a Member or any Affiliate of such Member may take advantage of any such business opportunities, either alone or with other Persons, including organizations in which the Member or its Affiliates has an interest, and not offer such opportunities to the Company or to the other Members, shall not subject such Member or its Affiliates to liability to the Company or to the other Members on account of any lost opportunity. Neither the Company nor any Member shall have any right by virtue of this Agreement, or the relationships created hereby, in or to such other ventures, investments, transactions or opportunities, or to the income or profits derived therefrom; and the pursuit of such other ventures, investments, transactions or opportunities, even though competitive with the business of the Company, shall not be deemed wrongful or improper or in violation of this Agreement or any rights of the Company or the Members under the Act or other applicable law.

6.15 Public Announcements. Unless provided otherwise in this Agreement, the Members shall NOT issue any press release or otherwise make any public statement with respect to this Company or its activities without the prior written approval of the Managers or other Members. Any such press release or public statement required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange shall only be made after reasonable notice to the other party.

ARTICLE 7

INDEMINIFICATION

7.1 Limitation on Liability. Except in the case of fraud, breach of fiduciary duty, bad faith, willful breach of this Agreement, or other willful misconduct, a Member or Manager shall not be liable for damages or otherwise to the Company or to any Member or Manager by reason of any act or omission of such Member or Manager reasonably believed to be exercised, or not exercised, within the scope of authority granted to such Member or Manager by this Agreement and in the interest of the Company.

7.2. Company Indemnification. The Company shall indemnify each Member or Manager (“Indemnitee”) from and against any liability, judgment, fine, settlement amount, cost, expense (including attorneys’ fees incurred in defense of any claim) or other amount asserted, awarded, threatened against, or incurred by such Indemnitee as a result of any act or omission of such Indemnitee within the scope of the authority granted to such Indemnitee pursuant to this Agreement. Notwithstanding the foregoing, the Company shall not indemnify any Indemnitee for liability arising as a result of such Indemnitee’s fraud, breach of fiduciary duty, bad faith, willful breach of this Agreement, or other willful misconduct.

7.3 Member Indemnification. Subject to Section 6.10, each Member shall indemnify and hold the Company, the Managers and the other Members harmless from and against any liability, judgment, fine, settlement amount, cost, expense (including attorneys’ fees incurred in defense of any claim) or other amount asserted, awarded, threatened against, or incurred by the Company, the Managers or other Member as a result of any act of such Members outside the scope of the authority granted to such Member pursuant to this Agreement or otherwise unauthorized.

ARTICLE 8

TRANSFER OF INTERESTS AND ADMISSION OF MEMBERS

8.1 Conditions Precedent to Transfers. Any purported Transfer or Encumbrance will be ineffective until the Transferor and his or her Transferee furnish to the Company the instruments and assurances the Managers may request, including without limitation, if requested, an opinion of counsel satisfactory to the Company that the interest in the Company being Transferred or Encumbered has been registered or is exempt from registration under the Securities Act, and applicable state securities laws. Further, the terms of the option to purchase set forth in Section 8.4 shall be complied with before any Transfer is effective.

8.2 Substituted Members. No Transferee of a Unit or Membership Interest shall be admitted as a substitute Member of the Company unless, in addition to compliance with the conditions set forth in Sections 8.1, all of the following conditions are satisfied:

(a) The Transferee has executed and delivered all documents deemed appropriate by the Managers to reflect the assignee’s admission to the Company and its agreement to be bound by this Agreement;

(b) The Managers have consented in writing to admission of the Transferee as a Substituted Member; and

(c) If requested by the Managers, payment has been made to the Company of all costs and expenses of admitting any such Transferee or assignee as a substituted Member.

8.3 Rights of Transferee. Unless admitted to the Company in accordance with Section 8.2, the Transferee shall not be entitled to any of the rights, powers or privileges of its predecessor in interest, except that it shall be entitled to receive and be credited or debited with its proportionate share of Profits, Losses, Gains from Capital Transactions, Sales Proceeds, Refinancing Proceeds and Distributions in liquidation (as adjusted for the Capital Account).

8.4 Right of First Refusal. Before any Member may Transfer by sale any Unit to any Person:

(a) Right of First Refusal. The Units must first be offered for sale according to the procedure described below by Notice. Such Notice must specify the number of Units proposed to be Transferred, the price and terms at which the Transferring Member has agreed, subject to this Article 8, to Transfer, the name, address, and principal occupation of the proposed Transferee, the date of the proposed Transfer, and the present cash value of the entire consideration included in the offer by the offering party and/or the seller (including any consideration for assets included other that the Units, and all assumptions used in deriving said present value), together with true and correct copies of the written offer and all documents related to the offer to purchase the Units.

(b) Right of Company to Buy. At any time within 14 days after delivery of the Notice the Company may purchase any or all of the Units proposed to be Transferred upon the terms and price stated in the Notice. In the event the terms of the proposed Transfer contemplate an installment purchase, the Company may elect to either pay an agreed upon present cash value of the installment obligation in cash at closing, or may elect to match the terms of said proposed installment purchase obligation.

(c) Right of Members to Buy. If the Company does not elect to purchase the Units proposed to be Transferred within 14 days after the delivery of the Notice, then the Members, or any of them, may purchase any or all of the Units proposed to be Transferred upon the terms and price stated in the Notice at any time within 14 days after the expiration of the Company’s 30 day time period to purchase. In the event the terms of the proposed Transfer contemplate an installment purchase, the Company may elect to either pay an agreed upon present cash value of the installment obligation in cash at closing, or may elect to match the terms of said proposed installment purchase obligation. The Managers shall be permitted to participate in the purchase with the consent of the purchasing Members.

(d) Right to Offer to Third Party. If the Company and Members fail to purchase all of said Units in the time and manner aforesaid, such Units not purchased may then be Transferred to the proposed Transferee only on the same terms and conditions as described in the Notice, provided the Transferee satisfies the requirements of this Article 8.

(e) Failure to Consummate Sale. If a Transfer is not effected within 15 days following the expiration of the 14 day option periods set out above, no such Units may be Transferred to any party at any price without again complying with the aforesaid procedure, if applicable, in the same manner as if such Units had never before been offered for purchase as described above.

(f) Closing. If the Company or Members exercise their option hereunder to purchase said Units proposed to be Transferred for the price provided in the Notice, the transaction shall close within thirty (30) days after the expiration of the option periods described in Sections 8.4(b) and (c), whichever is applicable. At closing, the selling Member will assign the Units, and the purchaser(s) shall pay the purchase price.

8.5 Estate Planning Transfers. A Member who is an individual may assign such Member’s Interest to such Member (or to such Member and one or more other persons) as trustee of a revocable trust created by such Member for purposes of estate planning without any consent of the Manager. During the period that such Member remains a trustee of such trust, such Member shall continue to have the right to vote with respect to the Interest so assigned into trust. The right to vote in the affairs of the Company, however, shall not inure to any successor trustee or co-trustee of the trust other than the Member unless approved by the Manager. Such transfers shall not be subject to Section 8.4.

8.6 Restrictions on Transfer. No transfer of any Member’s Interest in the Company shall be made if the transfer: (a) would violate applicable federal or state securities laws or rules, including regulations of the Securities and Exchange Commission, any state securities commission, or any other governmental authority with jurisdiction over the transfer; or (b) would affect the Company’s qualification as a limited liability company under the laws under which the Company is formed or operates.

8.7 Resignation of a Member. No Member shall have the right to resign from the Company at any time without the unanimous affirmative vote of the other Members.

ARTICLE 9

DISSOLUTION AND TERMINATION

9.1 Events Causing Dissolution. The Company shall be dissolved upon the first to occur of the following events:

(a) The agreement in writing to dissolve by a Super Majority in Interest of the Members and the Managers; or

(b) Any other event causing a dissolution of the Company under the provisions of the Act; provided that the death, retirement, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member shall not cause the Company to be dissolved or its affairs to be wound up.

9.2 Winding Up. Upon an event giving rise to dissolution as provided in Section 9.1, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business and affairs. The Managers (or a person designated by the Managers) shall proceed to collect the Company’s Property and assets; discharge the Company’s liabilities (or make adequate provision for discharge thereof); and do all other acts required to liquidate the Property and other Company assets, and wind up the business and affairs of the Company. The Managers shall determine whether the Property and other Company assets are to be sold or whether the Property and other Company assets are to be distributed to the Members in kind. If any Property or other Company assets are distributed to the Members, a hypothetical gain or loss on the assets shall be computed. All such Property and assets to be distributed shall be valued at their then fair market value as determined by the Managers and the difference, if any, of the fair market value over (or under) the adjusted bases of such property to the Company shall be credited (or charged) to the capital accounts of the Members in accordance with their Percentage Interests in the Company.

9.3 Profits or Losses in Winding Up. The Members shall continue to share profits and losses during the winding up in the same proportion as before liquidation.

9.4 Distributions at Liquidation. Subject to the right to set up such cash reserve as may be deemed reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of liquidation and any remaining assets of the Company shall be distributed in the following order of preference:

(a) To creditors of the Company, in order of priority as provided by law, including any loans or advances by any of the Members to the extent permitted under the Act;

(b) To the extent such payment and discharge is not permitted under the Act to be made pursuant to Section 9.4(a), to the repayment of loans or advances by any of the Members, but if the amount available for such repayment is insufficient, then pro rata on account of such loans or advances;

(c) To the Members, ratably, in accordance with the positive capital account balances of the Members, after giving effect to all contributions, distributions and allocations for all periods; and

(d) The balance, if any, to the Members in accordance with their respective Percentage Interests.

9.5 Deficit Capital Accounts. In the event the Company is liquidated within the meaning of Regulations ‘ 1.704-1(b)(2)(ii)(g), if any Member’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit balance, and such deficit shall not be considered a debt owed the Company or any other person for any purpose whatsoever.

9.6 Liquidation Statement. Each Member shall be provided with a statement prepared by the Managers (or person designated by them to cause the liquidation and winding up of the Company), which shall set forth an accounting of the liquidation and distribution of assets of the Company. Upon compliance with this Section 9.6, the Managers (or person designated by the Managers to cause the liquidation and winding up of the Company) shall execute, acknowledge and cause to be filed a certificate of cancellation with the Kansas Secretary of State.

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1 Notices. Unless a Member approves another medium of communication (e.g., email), any notice, demand, request, call, offer or other communication required or permitted to be given by this Agreement or by the Act shall be sufficient if in writing and if hand delivered or sent by generally recognized overnight courier to the Members of record of the Company at the address set forth in any Schedule hereto. All communications delivered physically or by overnight courier shall be deemed to be given when received. All communications delivered electronically shall be deemed to be given when sent. Any costs and fees associated with delivery by generally recognized overnight courier shall be borne by and charged to the receiving Member.

10.2 Confidentiality. Members shall at all times treat the books, records, agreements, reports, plans, opinions, schedules, financial information, knowledge, know-how, techniques, trade secrets, and methods of operation of the Company or any other information which otherwise comes to the attention of or within the knowledge or control of a Member (“Confidential Information”) as confidential and shall maintain such information as secret and confidential. Except as required to comply with any law or governmental regulation, no Member shall at any time copy, duplicate, record or otherwise reproduce the Confidential Information in part, or otherwise for the purposes of disclosing or making the same available to any unauthorized person, or use the Confidential Information for any unauthorized purpose. Notwithstanding the foregoing, any Member may disclose any Confidential Information to any of its representative provided such representative is aware of the provisions of this Agreement. Any failure to comply with the requirements of this Section 10.2 shall constitute a breach of this Agreement. It is understood, that such breach may cause the Company irreparable injury; money damages may not adequately compensate for such injury; and the Company may be intitled to seek specific performance of, or an injunction against a violation of the requirements of this Agreement, in addition to any other available remedies, without the necessity of posting bond. Any Member who violates any provision of this Section 10.2 agrees to pay all court costs and reasonable attorney’s fees incurred by the Company in enforcing its rights hereunder.

10.3 Governing Law. This Agreement and the obligations of the Members hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Kansas.

10.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which is identical, all of which shall be deemed to be an original, and all of which shall be construed together as a single agreement. Notwithstanding the execution of this Agreement, this Agreement shall not be effective with respect to or binding upon any party hereto until all of the parties to this Agreement have executed at least one counterpart of this Agreement. Signatures delivered by electronic transmission or in electronic formats, including electronic images, shall be enforceable the same as original signatures.

10.5 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent or shall be construed such that the Company is taxed as a corporation instead of a partnership for federal income tax purposes, then such provisions shall be deemed severable and the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

10.6 Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective successors and assigns. This Agreement may only be amended in a writing signed by all the Members.

10.7 Amendments. No amendment to this Agreement shall be effective unless approved by a Super-Majority in Interest of the Members and by the Managers.

10.8 Headings. The section headings of this Agreement are included solely for convenience and shall in no event affect or be used in connection with the interpretation of this Agreement.

10.9 Entire Agreement. This Agreement shall constitute the entire contract between the parties, and there are no other or further agreements outstanding not specifically mentioned herein.

10.10 Venue. The Members agree that the State District Court of Sedgwick County, Kansas shall have exclusive jurisdiction of any dispute arising out of or under this Agreement; that venue is proper in such court in Sedgwick County, Kansas.

SIGNATURE PAGES TO FOLLOW

IN WITNESS WHEREOF, the undersigned Persons have entered into this Agreement effective as of the Effective Time.

Company:

GMDOC, LLC

By its Manager DARRAH OIL
COMPANY, LLC

By:
William Darrah, Manager

By its Manager GRAND MESA
OPERATING COMPANY

By:
Michael J. Reilly, President

Members:

SAAZ, LLC

By:

ROBERT GUTRU, LP

By:

American Noble Gas, Inc.

By:
Name, Title